UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2021

SCHMITT INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Oregon	001-38964	93-1151989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2765 N.W. Nicolai Street, Portland, Oregon		97210-1818
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 227-7908

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock – no par value	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On May 13, 2021, Moss Adams LLP (“Moss Adams”), the independent registered public accounting firm to Schmitt Industries, Inc. (the “Company”), informed the Company of its decision to resign as auditors of the Company. This resignation is effective May 13, 2021.

Moss Adams informed the Company and the Audit Committee of the Board of Directors that the decision was based on previously identified material weaknesses as well as resource considerations to support the audit. As described below, the Company has engaged an outside advisor to assess and remediate the material weakness and increase the efficiency of its reporting processes.

The Audit Committee of the Board of Directors is conducting a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending May 31, 2021.

Moss Adams’ reports on the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2019 (“fiscal 2019”) and May 31, 2020 (“fiscal 2020”) did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During fiscal 2019 and fiscal 2020, and in the subsequent interim period through May 13, 2021, there were no disagreements with Moss Adams (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Moss Adam’s satisfaction, would have caused Moss Adams to make reference thereto in their reports on the financial statements for such years.

During fiscal 2019 and fiscal 2020, and in the subsequent interim period through May 13, 2021, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as noted below.

As disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2020, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) deficiencies in the design and operation of internal controls over segregation of duties; and (ii) ineffective management review over the accounting reconciliations, including accounting for inventory, accrued liabilities and taxes.

As disclosed in Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2021, filed with the SEC on April 22, 2021, the Company identified the following control deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting: (i) insufficient and imprecise management review controls in the financial close process relating to the accounting for stock based compensation, accounts receivable, accounts payable, inventory, accrued liabilities, income taxes, expense classification, depreciation of property and equipment, and earnings per share and (ii) an insufficient number of qualified accounting personnel governing the financial close and reporting process.

On February 12, 2021, the Company engaged consultants to advise the company with respect to the material weaknesses including a risk assessment, business process review, and preparation of an implementation and remediation plan based on their analysis. On May 12, 2021, the Company extended the engagement to include the implementation of the remediation plan to address the identified deficiencies and material weaknesses.

The subject matter of these reportable events was discussed by the Company’s audit committee with Moss Adams. The Company has authorized Moss Adams to respond fully to the inquiries of the Company’s newly appointed independent registered public accounting firm concerning the subject matter of the above described reportable events.

The Company provided Moss Adams with a copy of the disclosures required under this Item 4.01(a), and has requested Moss Adams to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Moss Adams agrees with the above statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. Moss Adams’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
16.1	Letter from Moss Adams LLP to the Securities and Exchange Commission dated May 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

May 18, 2021	By:	/s/ Philip Bosco
		Name:	Philip Bosco
		Title:	Chief Financial Officer and Treasurer